UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SOUTHERN CALIFORNIA EDISON COMPANY	SCE TRUST IV
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA (State of Incorporation or Organization)	DELAWARE (State of Incorporation or Organization)

95-1240335 (I.R.S. Employer Identification No.)	47-6653494 (I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue Rosemead, California (Address of Principal Executive Offices)	c/o 2244 Walnut Grove Avenue Rosemead, California (Address of Principal Executive Offices)

91770 (Zip Code)	91770 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file numbers to which this form relates:

333-206060; 333-206060-02

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.375% Fixed-to-Floating Rate Trust Preference Securities and the Guarantee with respect thereto	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrants’ Securities to be Registered.

For a description of the 5.375% Fixed-to-Floating Rate Trust Preference Securities (Cumulative, Liquidation Amount $25 per Trust Preference Security) (the “Trust Preference Securities”) and the related Guarantee to be registered hereunder, reference is made to the information set forth under the headings “Description of the Trust Preference Securities” and “Description of the Guarantee” in the final prospectus of the Registrants, dated August 17, 2015 and filed with the Securities and Exchange Commission (the “Commission”) on August 18, 2015 pursuant to Rule 424(b), which is hereby incorporated herein by reference and made part of this registration statement in its entirety.

Item 2. Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern California Edison Company (Registrant)

By:	/s/ George T. Tabata
Name: George T. Tabata Title: Assistant Treasurer

SCE Trust IV (Registrant)

By:	/s/ George T. Tabata
Name: George T. Tabata Title: Administrative Trustee

Date: August 24, 2015

INDEX TO EXHIBITS

Exhibit No.	Exhibit

1	Certificate of Trust of SCE Trust IV (filed as Exhibit 3.7 to Registration No. 333-183045)*

2	Amended and Restated Declaration of Trust of SCE Trust IV (filed as Exhibit 4.2 to Southern California Edison Company’s Form 8-K filed on August 24, 2015)*

3	Form of Trust Preference Security (included in Exhibit 2)*

4	Guarantee Agreement by Southern California Edison Company (filed as Exhibit 4.3 to Southern California Edison Company’s Form 8-K filed on August 24, 2015)*

5	Certificate of Determination of Preferences of Series J Preference Stock (filed as Exhibit 4.1 to Southern California Edison Company’s Form 8-K filed on August 24, 2015)*

6	Final Prospectus of the Registrants relating to the offering of the Trust Preference Securities (filed with the Commission on August 18, 2015 pursuant to Rule 424(b))*

*	Incorporated by reference pursuant to Rule 12b-32.